Exhibit 99.1
COMPANY PRESS RELEASE

Rockwell Medical Technologies, Inc. Closes $12.95 Million Financing

WIXOM, MICHIGAN, November 28, 2007 – Rockwell Medical Technologies, Inc. (NASDAQ: RMTI), a leading, innovative manufacturer and developer of renal drug therapies and essential dialysate products, announced today that it has raised $12,950,000 in gross proceeds from a private placement of its common shares.

The private placement consisted of several institutional investors and the unit offering price of $6.00 was comprised of one share of common stock and a warrant to purchase 0.50 shares of common stock. The Company issued 2,158,337 common shares at $6.00 and issued warrants to purchase 1,079,169 common shares at an exercise price of $7.18.

Robert Chioini, Rockwell’s CEO, commented “The $12.7 million in net proceeds is expected to fund the remaining expenses relating to the development and approval of our proprietary iron maintenance therapy drug, SFP (Soluble Ferric Pyrophosphate), used to treat iron deficiency in anemic dialysis patients.”

About Rockwell

Rockwell Medical Technologies, Inc. is a leading, innovative manufacturer and developer of renal drug therapies and critical products focused on improving the quality of care for dialysis patients. Dialysis is a process that duplicates kidney function for those patients whose kidneys have failed to work and who suffer from chronic kidney failure, a condition also known as end-stage-renal-disease (ESRD). There are an estimated 360,000 ESRD patients in the United States growing approximately 4-5% on average each year. There are approximately 2 million ESRD patients world-wide. Rockwell’s products are used to maintain life, removing toxins and replacing nutrients in the dialysis patient’s bloodstream. Rockwell has licensed and is currently developing proprietary renal drug therapies for both iron-delivery and carnitine/vitamin-delivery, utilizing its dialysate as the delivery mechanism. These exclusive renal drug therapies support disease management initiatives to improve the quality of care for dialysis patients and are designed to deliver safe and effective therapy to patients while decreasing nursing time and supply cost. The Company offers the proprietary Dri-Sate® Dry Acid Concentrate Mixing System, RenalPure® Liquid Acid Concentrate, SteriLyte® Liquid Bicarbonate Concentrate, RenalPure® Powder Bicarbonate Concentrate, Blood Tubing Sets, Fistula Needles and a wide range of ancillary dialysis items. Visit Rockwell’s website at www.rockwellmed.com for more information.

About the Securities Issued

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 with the Securities and Exchange Commission within 45 days for purposes of registering the resale of the shares of common stock, and the shares of common stock underlying the warrants, issued in the offering.

This notice is issued pursuant to Rule 135c under the Securities Act of 1933 and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When we use words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “projected,” “intend” or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements. While we believe these forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements which are based on information available to us on the date of this release. Because these forward looking statements are based upon estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors which could cause such a difference include, without limitation, the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended September 30, 2007 and its Form 10-KSB for the year ended December 31, 2006. The forward- looking statements should be considered in light of these risks and uncertainties. We do not undertake, and expressly disclaim any obligation, to update or alter our statements whether as a result of new information, future events or otherwise, except as required by law.

Source: Rockwell Medical Technologies, Inc.

Contact: Ron Aubrey – Investor Relations (866) 565-6139